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                                                                   Exhibit 10.10

                                                                    CONFIDENTIAL

             AMENDED AND RESTATED PELLET SALE AND PURCHASE AGREEMENT

     THIS AGREEMENT ("Agreement"), is entered into as of October 14, 2004 by and among THE CLEVELAND-CLIFFS IRON COMPANY, an Ohio corporation ("Iron"), CLIFFS MINING COMPANY, a Delaware corporation ("Mining"), NORTHSHORE MINING COMPANY, a Delaware corporation ("Northshore"), CLIFFS SALES COMPANY, an Ohio corporation ("Sales", and together with Iron, Mining, Northshore and Sales, "Cliffs"), and WCI STEEL, INC., an Ohio corporation ("WCI").

                                    RECITALS

     WHEREAS, Cliffs and WCI are parties to that certain Pellet Sale and Purchase Agreement dated January 1, 1999, as amended, (the "Original Contract"), pursuant to which Cliffs provided WCI with iron ore pellets in connection with WCI's steel manufacturing and processing activities;

     WHEREAS, on September 16, 2003, WCI filed for protection under Chapter 11 of the United States Bankruptcy Code in the bankruptcy case styled In re: WCI Steel, Inc., et al., case number 03-44662 (the "Bankruptcy Case") in the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division (the "Bankruptcy Court");

     WHEREAS, Cliffs and Cleveland-Cliffs Inc have asserted a claim for WCI's alleged default under the Original Contract in the amount of $5,801,612.55 (the "Cure Amount");

     WHEREAS, in order to secure the consent of Cliffs to the assumption by WCI of the Original Contract, Cliffs and WCI have agreed to the terms and conditions set forth herein

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by which the Cure Amount would be paid to Cliffs and the Original Contract would be amended and restated; and

     WHEREAS, Cliffs desires to continue to sell to WCI and WCI desires to continue to purchase from Cliffs certain quantities (based on estimates of WCI's requirements provided by WCI) of grades of iron ore standard pellets and iron ore flux pellets as follows: (i) such grades of iron ore standard pellets produced at the Northshore Mining Company iron ore pellet plant ("Northshore Pellets"), located in Silver Bay, Minnesota; (ii) such grades of iron ore standard pellets produced at the Hibbing Taconite Company Joint Venture iron ore pellet plant ("Hibbing Pellets"), located in Hibbing, Minnesota; (iii) such grades of iron ore flux pellets produced at the Tilden Mining Company, L.C. iron ore pellet plant ("Tilden Pellets"), located in Tilden, Michigan; (iv) such grades of iron ore partially fluxed pellets produced at the United Taconite LLC iron ore Pellet plant ("UTAC Pellets"), located in Eveleth, Minnesota; or (v) such other pellet grades as may be mutually agreed to by the parties hereto (such Northshore Pellets, Hibbing Pellets, Tilden Pellets, UTAC Pellets and other mutually agreed upon pellets collectively being referred to herein as "Cliffs Pellets"), all upon the terms and subject to the conditions contained herein;

     WHEREAS, WCI has informed Cliffs that WCI expects its annual requirements for pellets during the term of this Agreement may be up to [*****](1) million tons and Cliffs has informed WCI that, for the years 2006 and thereafter during the term of this Agreement, Cliffs expects to be able to provide to WCI 100% of WCI's pellet requirements (up to [*****]

----------
(1) CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

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million tons) provided Cliffs timely completes the planned expansions of its production capacity.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, Cliffs and WCI agree as follows:

SECTION 1 - DEFINITIONS.

     The terms quoted in the above parentheses of the first introductory paragraph of this Agreement and the WHEREAS clauses, and other terms quoted throughout the Agreement shall have the meanings assigned to them for purposes of this Agreement. The term "year" or "years" as used herein shall mean a year commencing January 1 and ending December 31. Attached as Appendix I to this Agreement is a locator list of defined terms used throughout the Agreement.

SECTION 2 - SALE AND PURCHASE.

     Cliffs shall sell and by these presents does sell and shall deliver to WCI the tonnages and grades of Cliffs Pellets upon the terms and subject to the conditions as hereinafter provided. WCI shall purchase and by these presents does purchase and shall receive and pay for such tonnages and grades of Cliffs Pellets upon the terms and subject to the conditions hereinafter provided.

SECTION 3 - TONNAGE.

     During each of the years 2005 through 2014, and each year thereafter as long as this Agreement remains in effect, Cliffs shall sell and deliver to WCI and WCI shall purchase and receive from Cliffs and pay for a tonnage of Cliffs Pellets, which tonnage shall for the

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year 2005 only, be equal to [*****] million tons (the "2005 Cap") and (b) for each year thereafter shall be equal to the lesser of (i) WCI's annual iron ore pellet tonnage required for consumption by WCI in each such year or (ii) [*****] million tons (the "Annual Cap" and collectively with the 2005 Cap, the "Caps"). (The word "ton", as used herein, shall mean a gross ton of 2,240 pounds avoirdupois natural weight). Cliffs shall use all reasonable commercial efforts to assist WCI in procuring any amount of WCI's annual iron ore pellet tonnage required for consumption by WCI in any given year in excess of the Caps, but shall have no obligation to sell any additional tonnage beyond the Caps, nor will Cliffs be limited in the price charged to WCI for such additional amounts.

     The Cliffs Pellets shall consist of the grades and specifications and shall have approximately the same general average chemical and physical structure, all as described in Exhibit 1 attached hereto, unless otherwise mutually agreed.

SECTION 4 - GRADES AND QUALITY.

     The Cliffs Pellets shall consist of the grades and specifications and shall have approximately the same general average chemical and physical structure, all as described in Exhibit I attached hereto, unless otherwise mutually agreed.

SECTION 5 - NOTIFICATION AND NOMINATION/EXCESS TONNAGE REQUIREMENTS.

     (a) With respect to the tonnage of Cliffs Pellets to be purchased by WCI for each of the years 2006 through 2014, on or before December 1 of each of the years prior thereto (e.g., December 1, 2005 for the 2006 year) WCI shall notify Cliffs in writing of WCI's

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preliminary annual iron ore pellet tonnage requirements for such year (the
"Annual Nomination").

     (b)(i) With respect to each Annual Nomination for each year after 2005, on or before June 1 of the then current year of the purchase and sale, WCI may, by written notification to Cliffs, adjust its Annual Nomination for the then current year by not more than [*****] down or [*****] up. If, by June 1 of the then current year (e.g. June 1, 2006 for the 2006 year), WCI shall have adjusted its Annual Nomination, either up or down, then such adjusted Annual Nomination shall be deemed WCI's final annual iron ore pellet tonnage requirements nomination for such year (a "Final Nomination"), and WCI shall be obligated to purchase and Cliffs shall be obligated to sell such tonnage of Cliffs Pellets in accordance with such Final Nomination.

     If, however, WCI has not adjusted its Annual Nomination for years after 2005 as provided for above, then on or before September 1 of the then current year of the purchase and sale, WCI may, by written notification to Cliffs, adjust its Annual Nomination for the current year, as made under Section 5(a), by not more than [*****] down or [*****] up. If, by September 1 of the then current year, WCI shall have adjusted its Annual Nomination, either up or down, then such adjusted Annual Nomination shall be deemed to be WCI's Final Nomination for such year, and WCI shall be obligated to purchase and Cliffs shall be obligated to sell such tonnage of Cliffs Pellets in accordance with such Final Nomination.

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     If no adjustment is made on or before September 1 of the then current year of the purchase and sale, then the Annual Nomination for such year, as made under Section 5(a), shall be deemed to be WCI's Final Nomination for such year, and WCI shall be obligated to purchase and Cliffs shall be obligated to sell such tonnage of Cliffs Pellets in accordance with such Annual Nomination.

     (ii) In order to provide Cliffs with the necessary information to plan for the production of Cliffs Pellets, between February 1 and March 31 of the then current year after 2005, WCI shall notify Cliffs of WCI's current estimate of WCI's annual iron ore pellet tonnage requirements for such year.

     (iii) In order to provide Cliffs with the necessary information to plan shipments of Cliffs Pellets, on April 15 of the then current year, WCI shall provide Cliffs with a monthly shipping schedule for the then current year's shipping season (the "Shipping Schedule"). Thereafter, WCI shall provide an updated Shipping Schedule on the fifteenth day of each month through December 15 of the then current year.

     (iv) Notwithstanding the foregoing, nothing contained in this Section 5 shall permit WCI to adjust its Annual Nomination in any manner which would result in the Final Nomination exceeding the 2005 Cap in 2005 or the Annual Cap in any subsequent year.

     (v) The Annual Nomination for the year 2005 is hereby fixed at [*****] million tons and shall not be adjusted by WCI without the written consent of Cliffs, which consent may be provided or withheld in Cliffs' sole discretion.

SECTION 6 - PRICE AND ADJUSTMENTS.

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     (a) The prices and the price adjustments for all sales of Cliffs Pellets made to WCI during 2004 shall continue to be governed by the terms and conditions of Section 6 of the Original Contract notwithstanding the execution and effectiveness of this Agreement; provided, however, that the provisions of
Section 9 of this Agreement shall apply to the sale of all Cliffs Pellets occurring on and after the effective date of this Agreement.

     (b) The 2004 price per iron unit for Cliffs Pellets, to be delivered by Cliffs to vessels determined under Section 12 hereof at the Upper Lake Port (as defined in Section 12 below) (the "2004 Base Price per Iron Unit") shall be as follows: Northshore Pellets shall have a 2004 Base Price per Iron Unit of [*****] (which at the expected natural iron content of 63.57% for Northshore Pellets equals [*****] per ton); Hibbing Pellets shall have a 2004 Base Price per Iron Unit of [*****] (which at the expected natural iron content of 64.50% for Hibbing Pellets equals [*****] per ton); Tilden Pellets shall have a 2004 Base Price per Iron Unit of [*****] (which at the expected natural iron content of 60.58% for Tilden Pellets equals [*****] per ton); and UTAC Pellets shall have a 2004 Base Price per Iron Unit of [*****] (which at the expected natural iron content of 64.22% for UTAC Pellets equals [*****] per ton). The 2004 Base Price per Iron Unit for Cliffs Pellets shall be adjusted, up or down, in accordance with the provisions of Section 6(c) below.

     (c) In order to determine escalator element adjustments to the final price for the years 2005 through 2014, and each year thereafter if the Agreement is extended beyond 2014, as provided for under Section 16(c) below, the 2004 Base Price per Iron Unit for Cliffs Pellets and each of the following respective year's then adjusted final price per iron

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unit for Cliffs Pellets shall be adjusted, up or down, each year for the year in determination, by an amount equal to the sum of items (1), (2), (3) and (4) as calculated below:

               (1) [*****] of the amount obtained by multiplying the preceding year's final adjusted price per iron unit for Cliffs Pellets times the decimal determined by:

                    (x) dividing the numerator, which is the amount by which the arithmetical average of the Producer Price Index ("PPI") For [*****] - Series ID: [*****] and the PPI for [*****] - Series ID:
               [*****], both published by the United States Department of Labor (collectively, the "Average PPI [*****]"), for the year in determination changes (up or down) from the immediately preceding year's Average PPI [*****];

                    (y) by the denominator, which is the immediately preceding year's Average PPI [*****];

     plus

               (2) [*****] of the amount obtained by multiplying the preceding year's final adjusted price per iron unit for Cliffs Pellets times the decimal determined by:

                    (x) dividing the numerator, which is the amount by which the arithmetical average of the per gross ton [*****] prices in U.S. currency, as calculated from the per metric ton unit price published in [*****], or in the event [*****] does not publish such price, then as may

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               be published in a comparable trade journal for such [*****]
               prices, for the following merchants: [*****], for the year in determination changes (up or down) from the arithmetical average of the per gross ton [*****] prices of the above two merchant sellers published in [*****] for the immediately preceding year;

                    (y) by the denominator, which is the arithmetical average of the per gross ton [*****] prices of the above two merchant sellers published in [*****] for the immediately preceding year;

     plus

               (3) [*****] of the amount obtained by multiplying the preceding year's final adjusted price per iron unit for Cliffs Pellets times the decimal determined by:

                    (x) dividing the numerator, which is the amount by which the
               PPI - [*****] - Series ID: [*****] for the year in determination changes (up or down) from the immediately preceding year's PPI - [*****] - Series ID: [*****];

                    (y) by the denominator, which is the immediately preceding year's PPI - [*****] - Series ID: [*****];

     plus

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               (4) [*****] of the amount obtained by multiplying the preceding year's final adjusted price per iron unit for Cliffs Pellets times the decimal determined by:

                    (x) dividing the numerator, which is the amount by which the
               PPI - [*****] - Series ID: [*****] for the year in determination changes (up or down) from the immediately preceding year's PPI - [*****] - Series ID: [*****];

                    (y) by the denominator, which is the immediately preceding year's PPI - [*****] - Series ID: [*****].

     (d) On or about April 1 of each year in determination, Cliffs shall provide WCI with the estimated final adjusted price per iron unit for the Cliffs Pellets to be sold during such year. Notwithstanding the escalation provisions provided above, in no event will the final adjusted price per iron ton for the Northshore Pellets in the years [*****] and [*****] be (i) less than [*****] per gross ton below the ECWPP (as defined in Section 6(g)(i) below) for each of the years [*****] and [*****], or (ii) more than [*****] per gross ton higher than the ECWPP, at an estimated iron content of 63.57% for each of the years [*****] and [*****]. An adjustment to the Hibbing Pellets, Tilden Pellets and UTAC Pellets prices shall be made to maintain the same per ton pricing relationship as with the 2004 Base Prices above.

     (e)(i) The price for all tons sold by Cliffs to WCI shall be based on actual natural iron content.

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     (ii) All prices herein are f.o.b. Vessel, Upper Lake Port and stated in
U.S. dollar values.

     (f) Attached as Exhibit 2A is an example of the escalator element adjustment calculation applying the provisions of Section 6(c) hereof. Attached as Exhibit 2B is an example of the comparison between final adjusted Northshore price per ton and the ECWPP for each of the years 2005 and 2006.

     (g)(i) If, at the end of 2008, (1) WCI's final adjusted price per iron unit for Northshore Pellets exceeds [*****] of the per iron unit Eastern Canadian Pellet Price ("ECWPP") in 2008, or (2) WCI's final adjusted price per iron unit for Northshore Pellets is below [*****] of the per iron unit ECWPP in 2008, then either WCI or Cliffs may give notice to the other party on or before March 1, 2009 requesting a price reopener. In the event that either WCI or Cliffs exercises its right to request a price reopener under (1) or (2) above, then the parties shall engage in good faith negotiations so as to establish a new price per iron unit for Northshore Pellets. If WCI and Cliffs are unable to reach an agreement on a mutually agreeable price by April 30, 2009, then either party may submit the determination of a price per iron unit for Northshore Pellets for determination by binding arbitration in accordance with the provisions of
Section 23 below. The parties acknowledge that the prices for Hibbing Pellets, Tilden Pellets, UTAC Pellets and such other pellets as may be mutually agreed to by the parties are based on the price for Northshore Pellets and the prices for Hibbing Pellets, Tilden Pellets, UTAC Pellets and other agreed pellets shall be adjusted on a pro rata basis to reflect either the mutually agreed price for Northshore Pellets, or the price for Northshore Pellets as determined by the arbitrator.

     (ii) If, at the end of 2012, (1) WCI's final adjusted price per iron unit for Northshore Pellets exceeds [*****] of the per iron unit ECWPP in 2012, or
(2) WCI's final adjusted price per iron unit for Northshore Pellets is below [*****] of the per iron unit ECWPP in 2012, then either WCI or Cliffs may give notice to the other party on or before March 1, 2009 requesting a price reopener. In the event that either WCI or Cliffs exercises its right to request a price reopener under (1) or (2) above, then the parties shall engage in good faith negotiations so as to establish a new price per iron unit for Northshore Pellets. If WCI and Cliffs are unable to reach an agreement on a mutually agreeable price by April 30, 2012, then either party may submit the determination of a price per iron unit for Northshore Pellets for determination by binding arbitration in accordance with the provisions of Section 23 below. The parties acknowledge that the prices for Hibbing Pellets, Tilden Pellets, UTAC Pellets, and such other pellets as may be mutually agreed to by the parties are based on the price for Northshore Pellets and the prices for Hibbing Pellets, Tilden Pellets, UTAC Pellets and other agreed pellets shall be adjusted on a pro rata basis to reflect either the mutually agreed price for Northshore Pellets, or the price for Northshore Pellets as determined by the arbitrator.

SECTION 7 - PAYMENTS AND ADJUSTMENTS.

     (a) The payment terms for all sales of Cliffs Pellets made to WCI during 2004, including all 2004 price adjustments, shall continued to be governed by the terms and conditions of Section 7 of the Original Contract notwithstanding the execution and effectiveness of this Agreement; provided, however, that the provisions of Section 9 of this Agreement shall apply to the sale of all Cliffs Pellets occurring on and after the effective date of this Agreement.

     (b) WCI shall pay Cliffs all amounts due for the Cliffs Pellets purchased under Section 5 by wire transfer of funds no later than [*****] days following delivery of each such cargo of Cliffs Pellets into the vessel or following delivery by loading of the Cliffs Pellets in rail cars or trucks, if applicable.

     (c) Prices for Cliffs Pellets shall be adjusted on a calendar quarterly basis based upon estimated and actual changes in the published indices specified in Section 6(c) ("Quarterly Price Adjustment"). Cliffs shall calculate the Quarterly Price Adjustment and provide WCI with such Quarterly Price Adjustment by the 15th day following the end of each calendar quarter, or on such later date as may be mutually agreed between Cliffs and WCI. Cliffs shall issue an invoice or credit memo, as the case may be, to WCI concurrently with the Quarterly Price Adjustment, and payment from Cliffs to WCI or WCI to Cliffs, as the case may be, shall be made by the [*****] day following issuance of the invoice or credit memo, as the case may be.

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     (d) For years subsequent to year 2005, on or before May 15 each year, or on such later date as may be fixed by mutual agreement of Cliffs and WCI, Cliffs will furnish WCI with an invoice reflecting the final price adjustments for the preceding year, if any, on the deliveries to WCI for the preceding year, and any overpayment by WCI or balances due from WCI in connection with such year's deliveries shall be promptly adjusted by cash payment by wire transfer of funds between the parties within [*****] days of the invoice date.

     (e) In the event WCI shall fail to make payment when due of all amounts, including payment required pursuant to Section 24 below, Cliffs, in addition to all other remedies available to Cliffs in law or in equity, shall have the right, but not the obligation, to withhold further performance under this Agreement until all claims Cliffs may have against WCI under this Agreement are fully satisfied.

     (f) All payments shall be made in U.S. dollars.

SECTION 8 - ANALYSES.

     The Cliffs Pellets (or such other mutually agreed grades of iron ore pellets) delivered hereunder will be sampled at the mine or port, in accordance with the usual and customary practice, and analyzed by mine chemists, and said analyses shall be final.

SECTION 9 - DELIVERY, STORAGE AND TRANSFER OF OWNERSHIP; GRANT OF SECURITY INTEREST.

     (a) Cliffs shall deliver to WCI the annual specified tonnage of Cliffs Pellets, as provided for in Section 5 above to vessels at Upper Lake Port designated by WCI in accordance with the provisions of Section 12 below.

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     (b) Title, and all risk of loss, damage or destruction of Cliffs Pellets shall transfer to WCI upon receipt of payment as provided for in Section 7(b). WCI shall keep all of the Cliffs Pellets adequately insured in all material respects against loss, damage and hazards at commercially reasonable levels for businesses engaging in similar activities or lines of business or owning similar assets. The insurance policies shall (i) be satisfactory in form and substance to Cliffs, (ii) name Cliffs as loss payee or additional insured thereunder, as applicable, with respect to the Cliffs Pellets and (iii) expressly provide that they cannot be altered, amended, modified, canceled or terminated in a manner adverse to the interest of Cliffs without thirty (30) calendar days' prior written notice to Cliffs, and that they inure to the benefit of Cliffs, notwithstanding any action or omission or negligence of or by WCI. WCI shall furnish Cliffs not less frequently than annually a certificate of insurance showing Cliffs as a loss payee as its interests may appear in all Cliffs Pellets in which Cliffs shall have retained title and as an additional insured.

     (c)(i) WCI acknowledges and agrees that it is the intent of the parties that title to the Cliffs Pellets shall pass to WCI solely upon receipt of payment by Cliffs in accordance with the terms of this Agreement. However, to secure the payment and performance of all obligations of WCI due to Cliffs pursuant to this Agreement and to preserve Cliffs' reservation of title to the Cliffs Pellets until receipt of payment therefor, WCI hereby grants, pledges and assigns to Cliffs a present security interest in all of WCI's right, title and interest in and to the Cliffs Pellets, to the extent that WCI takes possession of any Cliffs Pellets in any fashion prior to making payment as required under
Section 6(a) of this

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Agreement, as well as the proceeds of any of the Cliffs Pellets, including the proceeds of any insurance related thereto (collectively, the "Collateral"). Such security interest applicable to Cliffs Pellets furnished on and after the effective date of this Agreement shall constitute a purchase money security interest ("PMSI").

     (ii) The PMSI granted to Cliffs hereunder that attaches to a specific shipment of inventory shall automatically terminate upon the date of Cliffs' receipt from WCI of payment in full for said shipment (the "PMSI Termination Date"). Prior to the applicable PMSI Termination Date, the Collateral will at all times be free and clear of any lien, security interest, mortgage, charge or encumbrance created by or through WCI, or any of its affiliates, that is senior to the security interest granted to Cliffs hereunder. Specifically, the PMSI granted to Cliffs in the Collateral is permitted under, and is senior to, the security interests and liens granted to Congress Financial Corporation in its capacity as administrative agent for the financial institutions from time to time parties to certain pre-petition and debtor-in-possession Loan Agreements, including a certain Ratification Agreement dated as of September 17, 2003 (the "Agent"), all as authorized by Final Order (A) Authorizing Debtors to Obtain Post-Petition Financing and Granting Security Interests and Superpriority Administrative Expense Status Pursuant to 11 U.S.C. Sections 105 and 364(c); (B) Modifying the Automatic Stay Pursuant to 11 U.S.C. Section 362; and (C) Authorizing Debtors to Enter Into Agreements With Congress Financial Corporation, as Agent, entered in the Bankruptcy Case on October 29, 2003, and will at all times be senior to any liens granted to

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or for the benefit of any lenders who succeed, or make loans to WCI to refinance, such pre-petition and debtor-in-possession loans.

     (iii) WCI hereby confirms that the exact legal name of WCI is as set forth in the first introductory paragraph of this Agreement, that WCI is a corporation organized under the laws of the State of Ohio, the Ohio charter number for WCI is 722499, the federal tax identification number of WCI is 34-1585-405 and that Appendix II attached hereto lists as of the date hereof (i) the locations of the chief executive office of WCI and all other locations of Cliffs Pellets and all books and records in connection therewith or in any way relating thereto, (ii) identifies the common address and use of each such location, (iii) indicates whether such location is owned or leased by WCI or whether WCI is entitled to occupy or use such location by virtue of a license or easement, (iv) if such location is leased, describes the parties to and date of such lease and the name and current address of the landlord under the lease, (v) if such location is owned, sets forth a complete and accurate legal description for such location and (vi) if WCI occupies or uses such location by virtue of a license or easement agreement, describes such license or easement agreement with reasonable specificity. WCI represents that it enjoys peaceful and undisturbed possession under all such leases, licenses and/or easements, and the same are valid and subsisting and are in full force and effect.

     (iv) WCI hereby authorizes Cliffs to file UCC financing statements, and any amendments, modifications or continuation statements thereto, as Cliffs, in its sole discretion, deems necessary or advisable to perfect its security interest in the Cliffs Pellets

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granted hereunder, that describes the Collateral and to include any information required for the sufficiency or filing office acceptance of any such financing statements, amendments, modifications or continuation statements. WCI covenants and agrees to (i) provide promptly any information requested by Cliffs for inclusion on such financing statements, amendments, modifications or continuation statements and to provide prompt notice of any change in such information and (ii) to take such further actions and duly execute and deliver such further documentation as Cliffs may request in order to protect fully its security interest in the Cliffs Pellets granted hereunder.

     (v) Prior to the applicable PMSI Termination Date, WCI will keep and preserve the Collateral in a commercially reasonable manner and will not use, sell or offer to sell, pledge or encumber (excluding, however, a grant of a security interest in the Collateral to the Agent or its successor in accordance with the provisions of Section 9(c)(2) above), process, destroy or consume the Collateral. WCI further covenants and agrees that the Collateral shall be maintained solely at one of the locations listed in Appendix II hereto, and WCI will not transfer or permit Collateral to be located at any other location without providing Cliffs with at least thirty (30) days prior written notice of any different location for the Collateral.

     (v) The parties hereto acknowledge and agree that in the event of a default hereunder by WCI, Cliffs will have all the rights and remedies afforded a secured party under the Uniform Commercial Code as adopted in the State of Ohio with respect to the Collateral.

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SECTION 10 - SHIPMENTS.

     Shipments of Cliffs Pellets will be in approximately equal amounts over the nine-month period of April through December each year during the term of this Agreement, unless otherwise mutually agreed.

Section 11 - Weights.

     Vessel bill of lading weight determined by certified railroad scale weights or certified belt scale weights, in accordance with procedures in effect from time to time at each of the loading ports, shall be accepted by the parties as finally determining the amounts of the Cliffs Pellets delivered to WCI pursuant to this Agreement.

SECTION 12 - EMPLOYMENT OF VESSELS.

     WCI assumes the obligation for arranging and providing appropriate vessels for the transportation of the Cliffs Pellets delivered by Cliffs to WCI at the Upper Lake Port or shipped by WCI from the Upper Lake Port. WCI shall arrange and provide for ore carrier or bulk carrier type vessels suitable in all respects to enter, berth at and leave the Upper Lake Port and suitable for the loading and mooring facilities at the Upper Lake Port. ("Upper Lake Port" as used herein shall mean the LS&I Dock in Marquette, Michigan, the BNSF Alloueze Dock in Superior, Wisconsin, the DM&IR Dock in Duluth, Minnesota, the Northshore Mining Company Dock in Silver Bay, Minnesota, or one or more other Lake Superior or Lake Michigan docks mutually acceptable to Cliffs and WCI.)

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SECTION 13 - WARRANTIES.

     THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, WHICH EXTEND BEYOND THE PROVISIONS OF THIS AGREEMENT, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR INTENDED PURPOSE. All claims for substantial variance in quality of the Cliffs Pellets shall be deemed waived unless made in writing delivered to Cliffs within the later of thirty (30) calendar days after completion of discharge at port of discharge or thirty (30) calendar days after Cliffs supplies WCI the cargo analysis via facsimile. No claim will be entertained after the Cliffs Pellets have been consumed. Each party shall afford the other party prompt and reasonable opportunity to inspect the Cliffs Pellets as to which any claim is timely made as above stated. The Cliffs Pellets shall not be returned to Cliffs without prior written consent of Cliffs. In no event shall Cliffs be liable for the cost of processing, permitted return, lost profits, injury to good will or any other special or consequential damages.

SECTION 14 - FORCE MAJEURE.

     No party hereto shall be liable for damages resulting from failure to produce, deliver or accept and pay for all or any of the Cliffs Pellets as described herein, if and to the extent that such production, delivery or acceptance would be contrary to or would constitute a violation of any regulation, order or requirement of a recognized governmental body or agency, or if such failure, including failure of the mines supplying the Cliffs Pellets to be delivered under this Agreement to produce the Cliffs Pellets, is caused by or results directly or indirectly from delays in completing the planned expansions of Cliffs' production capacity

(including, without limitation, delays in receiving necessary or appropriate permits for such planned expansions), acts of God, war, insurrections, interference by foreign powers, strikes, hindrances, labor disputes, labor shortages, fires, floods, embargoes, accidents, acts of terrorism or uncontrollable delays at the mines, steel plant, on the railroads or docks or in transit, storage or transportation facilities, disasters of navigation, or other causes, similar or dissimilar, if such other causes are beyond the control of the party charged with the obligation to produce or deliver or to accept and pay for the Cliffs Pellets. A party claiming a force majeure shall give the other party prompt notice of the force majeure event, including the particulars thereof and, insofar as known, the probable extent and duration of the force majeure. To the extent a force majeure event is claimed hereunder by a party hereto, such event shall relieve the other party from fulfilling its corresponding agreement hereunder to the party claiming such force majeure event, but only for the period and to the extent of the claimed force majeure event, unless otherwise mutually agreed to by the parties. The party that is subject to a force majeure shall use commercially reasonable efforts to cure or remove the force majeure event as promptly as possible to resume performance of its obligations under this Agreement.

SECTION 15 - NOTICES.

     All notices, consents, reports and other documents authorized and required to be given pursuant to this Agreement shall be given in writing and either personally served on an officer of the parties hereto to whom it is given or mailed by registered or certified mail, postage prepaid, or sent by telex, telegram or facsimile addressed as follows:

          If to Cliffs:

               Cliffs Sales Company
               1100 Superior Avenue - 15th Floor
               Cleveland, Ohio 44114-2589
               Attention: Secretary
               Fax No. (216) 694-6741

               cc: General Manager-Sales and Traffic
               Fax No. (216) 694-5385

          If to WCI:

               WCI Steel, Inc.
               1040 Pine Ave., S.E.
               Warren, Ohio 44483-6528
               Attention: Pat Tatom
               Fax No. (330) 841-8260

provided, however, that any party may change the address to which notices or other communications to it shall be sent by giving to the other party written notice of such change, in which case notices and other communications to the party giving the notice of change of address shall not be deemed to have been sufficiently given or delivered unless addressed to it at the new address as stated in said notice.

SECTION 16 - TERM.

     (a) This Agreement shall become effective only upon approval, on or before November 16, 2004, by the Bankruptcy Court of (i) the Motion for an Order Authorizing Debtor WCI Steel, Inc. to Assume and Modify the Pellet Sales Agreement with Northshore Mining Company, Cleveland-Cliffs Iron Company, Cliffs Mining Company and Cliffs Sales Company filed on July 14, 2004, as Docket No. 558 in the Bankruptcy Case, as the same may be supplemented or amended and (ii) relief from the automatic stay permitting Cliffs to perfect the security interest granted under Section 9 above (the "Bankruptcy Approval"). Following the effectiveness of this Agreement the Original Contract shall terminate effective as of December 31, 2004 without any further action by Cliffs or WCI and without any further notice.

     (b) Notwithstanding the provisions of the foregoing Section 16(a), in the event that: (i) WCI's Second Amended Plan of Reorganization (or such other Chapter 11 Plan of Reorganization as is reasonably acceptable to Cliffs) has not been confirmed by the Bankruptcy Court on or before June 30, 2005 and substantially consummated by July 31, 2005, then unless Cliffs agrees otherwise in writing, this Agreement shall be terminated without the need for any notice or further action by Cliffs effective as of December 31, 2005, or (ii) in the event that a plan other than WCI's Second Amended Plan of Reorganization (or another plan of reorganization sponsored by WCI and The Renco Group, Inc.) is confirmed and WCI's blast furnace is not operating and producing hot metal for thirty (30) consecutive days (a "Work Stoppage Furnace Outage"), as a result of a strike, lock out or other work stoppage, Cliffs shall have the right to terminate this Agreement upon thirty (30) days written notice to WCI; such notice shall be given within thirty (30) days after the 30th consecutive day of the Work Stoppage Furnace Outage. Cliffs' right to terminate this Agreement pursuant to Section 16(b)(ii) shall only apply to a Work Stoppage Furnace Outage that commences within one (1) year of the effective date for a Chapter 11 plan of reorganization for WCI which has been confirmed by the Bankruptcy Court and that has been substantially consummated.

     (c) Except with respect to the provisions of Section 9, Section 16(a) and
(b) and Section 24 which shall take effect immediately upon the effectiveness of this Agreement, the initial term of this Agreement shall commence on January 1, 2005, and continue through December 31, 2014, and shall continue annually each year thereafter, unless with respect to each year after December 31, 2014, either party gives to the other party one year's prior written notification that this Agreement shall terminate at the end of the succeeding year.

     (d) This Agreement shall remain valid and fully enforceable for the fulfillment of obligations incurred prior to termination.

SECTION 17 - AMENDMENT.

     This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

SECTION 18 - ASSIGNMENTS.

     (a) For purposes of this Agreement, the term "WCI" includes and means not only WCI, but also any successor by merger or consolidation of WCI and any permitted assigns of WCI.

     (b) In case WCI shall consolidate with or merge into another corporation or shall transfer to another person, partnership, corporation or other entity all or substantially all of its iron and steel business, this Agreement shall be assigned by WCI to, and shall be binding upon, the entity resulting from such consolidation or merger or the person, partnership, corporation or other entity to which such transfer is made; otherwise no assignment of this Agreement by WCI shall be valid unless Cliffs shall consent in writing thereto.

     (c) In case Cliffs or any permitted assigns of Cliffs shall consolidate with or merge into another corporation or shall transfer to another person, partnership, corporation or other entity all or substantially all of its iron ore business, this Agreement shall be transferred to and shall be binding upon the entity resulting from such consolidation or merger or the person, partnership, corporation or other entity to which such transfer is made; otherwise, no assignment of this Agreement by Cliffs shall be valid unless WCI shall consent thereto in writing.

     (d) All the covenants, stipulations and agreements herein contained shall inure to the benefit of and bind the parties hereto and their respective successors and permitted assigns.

SECTION 19 - WAIVER.

     No waiver of any of the terms of this Agreement shall be valid unless in writing. No waiver of any breach of any provision hereof or default under any provisions hereof shall be deemed a waiver of any subsequent breach or default of any kind whatsoever.

SECTION 20 - GOVERNING LAW.

     This Agreement shall in all respects, including matters of construction, validity and performance, be governed by and be construed in accordance with the laws of the State of Ohio.

SECTION 21 - ORIGINAL AGREEMENT.

     Except as expressly provided herein, effective with the date of approval set forth in Section 16(a) above, the Original Contract and all obligations thereunder shall be terminated.

SECTION 22 - CONFIDENTIALITY.

     (a) Cliffs and WCI acknowledge that this Agreement contains certain pricing, adjustment and term provisions which are confidential, proprietary or of a sensitive commercial nature and which would put Cliffs or WCI at a competitive disadvantage if disclosed to the public, including without limitation, Sections 3, 4, 5, 6 and 7 and all of the Schedules, Appendices and Exhibits hereto (collectively, "Confidential Information"). Cliffs and WCI agree that all provisions of this Agreement shall be kept confidential and, without the prior written consent of the other party, shall not be disclosed to any party not a party to this Agreement except as required by law or governmental or judicial order and except that disclosure of the existence of this Agreement shall not be precluded by this Section 22.

     (b) If either party is required by law or governmental or judicial order or receives legal process or a court or agency directive requesting or requiring disclosure of any of the Confidential Information contained in or related to this Agreement, such party will promptly notify the other party prior to disclosure to permit such party to seek a protective order or take other appropriate action to preserve the confidentiality of such Confidential Information. If either party determines to file this Agreement with the Securities and Exchange Commission (the "Commission") or any other federal, state or local governmental or regulatory authority, or with any stock exchange or similar body, such determining party will use its best efforts to obtain confidential treatment of such Confidential Information pursuant to any applicable rule, regulation or procedure of the Commission and any applicable rule, regulation or procedure relating to confidential filings made with any such other authority or exchange. If the Commission (or any such other authority or exchange) denies such party's request for confidential treatment of such Confidential Information, such party will use its best efforts to obtain confidential treatment of the portions thereof that the other party designates. Each party will allow the other party to participate in seeking to obtain such confidential treatment for Confidential Information.

SECTION 23. - ARBITRATION.

     (a) Upon notice by either party to the other, all disputes, claims, questions or disagreements arising out or relating to this Agreement or breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules, modified as follows:

     (i) The place of arbitration shall be Cleveland, Ohio;

     (ii) Except as provided in Section 23(a)(viii) below or unless the parties consent in writing to a lesser number, the arbitration proceedings shall be conducted before a panel of three neutral arbitrators, one to be appointed by Cliffs, one to be appointed by WCI, and the third to be selected by such arbitrators. None of the arbitrators shall be an employee, officer, director or consultant of, or of a direct competitor of, WCI or Cliffs;

     (iii) Either party may apply to the arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal's determination of the merits of the controversy);

     (iv) Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents on which the producing party may rely or otherwise which may be relevant in support of or in opposition to any claim or defense; any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrators, which determination shall be conclusive; and all discovery shall be completed within 45 days following the appointment of the arbitrators

     (v) In connection with any arbitration arising out of this Agreement, the arbitrators shall have no authority to alter, amend, or modify any of the terms and conditions of this Agreement, and further, the arbitrators may not enter any award that alters, amends or modifies terms or conditions of this Agreement in any form or manner;

     (vi) The award or decision shall be made within nine months of the filing of the notice of intention to arbitrate, and the arbitrators shall agree to comply with this schedule before accepting appointment; provided, however, that this time limit may be extended by written agreement signed by both parties; and

     (vii) In connection with any arbitration related to this Agreement, each party shall be responsible for its own costs and expenses, and the parties will equally split the cost of conducting the arbitration itself.

     (viii) In the event that WCI or Cliffs are unable to reach agreement on a mutually agreeable price per iron unit for Northshore Pellets pursuant to
Section 6(g) above, then for purposes of this Section 23 such arbitration proceedings shall be conducted before a single neutral arbitrator selected by the mutual agreement of the parties. The arbitrator shall not be an employee, officer, director or consultant of, or of a direct competitor of, WCI or Cliffs. If the arbitration is pursuant to Section 6(g)(i), then the arbitrator shall be restricted to determining a price per iron unit for Northshore Pellets that is between [*****] and [*****] of the ECWPP in 2008 (the "2008 Adjustment Range"). If the arbitration is pursuant to Section 6(g)(ii), then the arbitrator shall be restricted to determining a price per iron unit for Northshore Pellets that is between [*****] and [*****] of the ECWPP in 2012 (the "2012 Adjustment Range"). An arbitration under this subsection (viii) shall be a "baseball" style arbitration whereby WCI and Cliffs shall each propose a price per iron unit for Northshore Pellets within the 2008 Adjustment Range if the arbitration is pursuant to Section 6(g)(i), or within the 2012 Adjustment Range if the arbitration is pursuant to Section 6(g)(ii). In the event that WCI and Cliffs are unable to agree upon a single arbitrator, then the arbitrator shall be selected by the President of the American Iron and Steel Institute.

     (b) The judgment of the arbitrators shall be final and binding on the parties, and judgment upon the award rendered by the arbitrators may be entered and enforced by any court of the United States or any state thereof.

SECTION 24. - PAYMENT OF CURE AMOUNT.

     WCI shall pay the Cure Amount in three equal annual installments of One Million Nine Hundred Thirty-Three Thousand Eight Hundred Seventy-One Dollars ($1,933,871.00) together with interest on the unpaid portion of the Cure Amount at the Prime Rate plus [*****] basis points. (The "Prime Rate" shall mean a fluctuating interest rate equal at all times to the prime rate of interest as published from time to time in the "Money Rates" section of The Wall Street Journal, National Edition, or in the event that such rate shall not so appear, in such other nationally recognized publication as Cliffs may, from time to time, specify to WCI; any change in the Prime Rate due to a change in such published rate shall be effective immediately on the effective date of such change in such published rate.) The first installment payment of the Cure Amount shall be made on the first anniversary of the Bankruptcy Approval with the subsequent payments being made on the subsequent annual anniversaries thereof until paid in full. WCI Steel shall have the option to pre-pay the Cure Amount without premium or penalty, provided that interest shall be paid to the date of such prepayment. Notwithstanding anything else in this Section 24, the full unpaid balance of the Cure Amount (together with any unpaid interest thereon) shall be due and payable by WCI to Cliffs upon the termination of this Agreement, if such termination takes place prior to the full payment of the Cure Amount and any interest thereon.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as herein provided.

THE CLEVELAND-CLIFFS IRON COMPANY       WCI STEEL, INC.


-------------------------------------   By:
Executive Vice President - Commercial       ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


CLIFFS MINING COMPANY


-------------------------------------
Executive Vice President - Commercial


NORTHSHORE MINING COMPANY


-------------------------------------
Executive Vice President - Commercial


CLIFFS SALES COMPANY


-------------------------------------
Executive Vice President - Commercial

                           APPENDIX I

     LOCATOR LIST OF DEFINED TERMS USED THROUGHOUT AGREEMENT

TERM                                                                    PAGE NO.
----                                                                    --------
2004 Base Price per Iron Unit........................................       6
2005 Cap.............................................................       3
2008 Adjustment Range................................................      27
2012 Adjustment Range................................................      27
Agent................................................................      15
Agreement............................................................       1
Annual Cap...........................................................       4
Annual Nomination....................................................       4
Average PPI Steel Series.............................................       7
Bankruptcy Court.....................................................       1
Bankruptcy Case......................................................       1
Caps.................................................................       4
Cliffs...............................................................       1
Cliffs Pellets.......................................................       2
Collateral...........................................................      14
Commission...........................................................      24
Confidential Information.............................................      23
Cure Amount..........................................................       1
ECWPP................................................................       7
Final Nomination.....................................................       4
Hibbing Pellets......................................................       2
Iron.................................................................       1
Mining...............................................................       1
Northshore...........................................................       1

Northshore Pellets...................................................       2
Original Contract....................................................       1
PMSI.................................................................      15
PMSI Termination Date................................................      15
PPI..................................................................       7
Prime Rate...........................................................      28
Quarterly Price Adjustment...........................................      12
Sales................................................................       1
Shipping Schedule....................................................       5
Tilden Pellets.......................................................       2
ton..................................................................       3
Upper Lake Port......................................................      19
UTAC Pellets.........................................................       2
WCI..................................................................       1
Work Stoppage Furnace Outage.........................................      23
Year.................................................................       3

                                   APPENDIX II

                             CHIEF EXECUTIVE OFFICE

1040 Pine Avenue, S.E.
Warren, Ohio 44483-6528

                             LOCATIONS OF COLLATERAL

Pinney Dock, Ashtabula, Ohio

Cleveland Bulk Terminal, Cleveland, Ohio

WCI Plant, Warren, Ohio

                CLEVELAND-CLIFFS INC PELLET TYPICAL ANALYSIS           EXHIBIT 1
                    AS LOADED INTO VESSEL FOR SHIPMENT






                                                    Pellet Typicals
                                 ---------------------------------------------------------
                                  Northshore     Hibbing       Tilden          UTAC
                                   Standard     Standard        Flux       Partial Flux
                                 -----------    --------       ------      ------------

A. DRY CHEMICAL ANALYSIS
 Total Iron                          65.00        66.15         61.50         65.20
 SiO2                                 4.80         4.50          4.90          5.30
 Al2O3                                0.40         0.20          0.53          0.10
 CaO                                  0.85         0.30          4.40          0.86
 MgO                                  0.55         0.31          1.70          0.35
 Mn                                   0.20         0.08          0.10          0.12
 Phos                                0.022        0.011         0.035         0.016

B. SIZING, Wt. %
 % + 1/2"                              7.0          1.6           4.0          12.0
 % - 1/2" x + 3/8"                    81.4         91.0          84.6          78.0
 % - 3/8" x + 1/4"                     9.1          5.4           9.0           8.5
 % - 1/4"                              2.5          2.0           2.5           1.5

C. TUMBLE TEST
 % + 1/4" before tumble               97.5         98.0          97.5          98.5
 % + 1/4" after tumble                96.3         95.7          96.1          97.0
 Q Index                              93.9         93.8          93.7          95.5
 Tumble Index - 28 mesh                3.0          3.9           2.7           1.9

D. COMPRESSION TEST
 Minus 1/2" by plus 7/16"                           491                         640
 Minus 1/2" by plus 3/8"               450                        470

        PELLET PRICE ADJUSTMENT FORMULA FOR YEARS 2005 THROUGH 2014

                                                                     EXHIBIT 2 A

SECTION 6(c) CURRENT YEAR'S PRICE ADJUSTMENT CALCULATION



(1) Producer Price index (PPI) For [*****] - Series Id [*****] and Producer Price Index (PPI) For [*****] - Series Id [*****]

      Current Year's Average PPI Series Id: [*****] and Series Id: [*****]-- Proceding Year's Average PPL Series Id: [*****]
      and Series Id: [*****]                                                =   PPI Series id: [*****] and Series id: [*****] Change
                     Preceding Year's Average PPI Series Id: [*****]            (decimal converted to a percentage)
                     and Series Id: [*****]

PPI Series Id: [*****] and Series Id: [*****] Change (decimal converted to a percentage) x [*****]% x Preceding Year's Adjusted
 Price Per Iron L = A

(2) [*****]

      Current Year's [*****]- Proceeding Year's [*****]                     =    [*****] Percentage Change
                     Preceding Year's [*****]                                    (decimal converted to a percentage)

[*****] Percentage Charge (decimal converted to a percentage) x [*****]% x Preceding Year's Adjusted Price Per Iron L = B

(3) Producer Price Index (PPI) [*****]-- Series [*****]

      Current Year's PPI [*****] - Preceding Year's PPI [*****]             =    PPI [*****] Percentage Change
                     Preceding Year's PPI [*****].                               (decimal converted to a percentage)

  PPI [*****] Percentage Change (decimal converted to a percentage) x [*****]% x Preceding Year's Adjusted Price Per Iron L = C

  (4) Producer Price Index (PPI) [*****] - Series [*****]

      Current Year's PPI [*****] - Preceding Year's PPI [*****].            =    PPI [*****] Percentage Change
                     Preceding Year's PPI [*****]                                (decimal converted to a percentage)

  PPI [*****] Percentage Change (decimal converted to a percentage) x [*****]% x Preceding Year's Adjusted Price Per Iron L = D


CURRENT YEAR'S ADJUSTED PRICE PER IRON UNIT

  PRECEDING YEAR'S ADJUSTED PRICE PER IRON UNIT + (A + B + C + D)           =    CURRENT YEAR'S ADJUSTED PRICE PER IRON UNIT

CURRENT YEAR'S ESTIMATED PELLET PRICE PER TON

  CURRENT YEAR'S ADJUSTED PRICE PER IRON UNIT X CURRENT YEAR'S EXPECTED NATURAL IRON CONTENT = CURRENT YEAR'S ESTIMATED PELLET
  PRICE PER TON



                                                                      EXHIBIT 2B

                 ADJUSTED PELLET PRICE COMPARISON TO THE [*****]
                               YEARS 2005 AND 2006

Section 6(d) Current Year's Adjusted Pellet Price Comparison to the [*****]

(1) Compare Current Year's Adjusted [*****] Price Per Ton to [*****] Per Ton


Current Year's Adjusted [*****] Price Per iron Unit     X     63.57%    =    Current Year's [*****] Price Per Ton   =    A
Current Year's [*****] Price Per iron Unit              X     63.57%    =    Current Year's [*****] Price Per Ton   =    B

If (B - A) is greater than $[*****] Per Ton, then the following adjustments are made to the Current Year's Estimated Pellet Prices Per Ton:


 Northshore Estimated Pellet Price Per Ton           A       =             B         -     $[*****]Per Ton
 Hibbing Estimated Pellet Price Per Ton              A       +       $[*****]  Per Ton
 Tilden Hematite Flux                                A       +       $[*****]  Per Ton
 United Taconite Partial Flux                        A       +       $[*****]  Per Ton

If (A - B) is greater than $[*****]Per Ton, then the following adjustments are made to the Current Year's Estimated Pellet Prices Fer Ton:



 Northshore Estimated Pellet Price Per Ton           A       =             B         +     $[*****] Per Ton
 Hibbing Estimated Pellet Price Per Ton              A       +       $[*****]  Per Ton
 Tilden Hematite Flux                                A       +       $[*****]  Per Ton
 United Taconite Partial Flux                        A       +       $[*****]  Per Ton